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                                                                 Exhibit 10.2.53


                     SCHEDULE IDENTIFYING OMITTED DOCUMENTS

         The only particulars in which the attached agreement differs from the omitted agreements is the name of the employee who is a party to the agreements and the number of options granted subject to the agreements.


               Name                     Number of Options Granted
               ----                     -------------------------
          Brent L. Larson                         60,000
            Carl Bosch                            45,000

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                              NEOPROBE CORPORATION
                                    SUITE 300
                              425 METRO PLACE NORTH
                             DUBLIN, OHIO 43017-1367


                                 January 4, 2000

                                  David C. Bupp
                               5747 Rushwood Drive
                                Dublin, OH 43017


         Congratulations. You have been granted a Stock Option under Neoprobe's 1996 Stock Incentive Plan (the "Plan") on the following terms:

         1. NUMBER OF SHARES. The number of Shares of Common Stock of Neoprobe Corporation that you may purchase under this Option is: 180,000.

         2. EXERCISE PRICE. The exercise price to purchase Shares under this Option is: $0.50 per Share.

         3. VESTING. One third (1/3) of the Shares originally subject to this Option will vest and become exercisable on each anniversary of the date of grant (January 4, 2000) if you have been an Employee of the Company continuously from the date of this Agreement shown above through the date when such portion of the Option vests.

         4. LAPSE. This Option will lapse and cease to be exercisable upon the earliest of:

                  (i) the expiration of 10 years from the date of this Agreement shown above,

                  (ii) 9 months after you cease to be an Employee because of your death or disability,

                  (iii) 90 days after your employment with Neoprobe or any Subsidiary is terminated by Neoprobe or such Subsidiary without cause or by your resignation or retirement.

                  (iv) immediately upon termination of your employment with Neoprobe or any Subsidiary by Neoprobe for cause.

         5. TAXATION. This Option is a Nonqualified Option. You will have taxable income upon the exercise of this Option. At that time, you must pay to Neoprobe an amount equal to the required federal, state and local tax withholding less any withholding otherwise made from your salary or bonus. You must satisfy any relevant withholding requirements before Neoprobe issues Shares to you.

         6. EXERCISE. This Option may be exercised by the delivery of this Agreement with the notice of exercise attached hereto properly completed and signed by you to the Treasurer of the Company, together with the aggregate Exercise Price for the number of Shares as to which the Option is being exercised, after the Option has become exercisable and before it has ceased to be exercisable. The Exercise Price must be paid in cash by (a) delivery of a certified or cashier's check payable to the order of Neoprobe in such amount, (b) wire transfer of immediately available funds to a bank account designated by Neoprobe, or (c) reduction of a debt of Neoprobe to you. This Option may be exercised as to less than all of the Shares purchasable hereunder, but not for a fractional share, nor may it be exercised as to less than one hundred (100) Shares unless it is exercised as to all of the Shares then available hereunder. If this Option is exercised as to less than all of the Shares purchasable hereunder, a new duly executed Option Agreement reflecting the decreased number of Shares exercisable under such Option, but otherwise of the same tenor, will be returned to you.


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         7. NO TRANSFER. This Option may not be sold, pledged nor otherwise transferred other than by will or the laws of descent and distribution; and it may only be exercised during your lifetime by you. This Agreement is neither a negotiable instrument nor a security (as such term is defined in Article 8 of the Uniform Commercial Code).

         8. NOT AN EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing contained herein gives you any right to continue to be employed by or provide services to Neoprobe or affects the right of Neoprobe to terminate your employment or other relationship with you.

         9. PLAN CONTROLS. This Agreement is an Option Agreement (as such term is defined in the Plan) under Article 5 of the Plan. The terms of this Agreement are subject to, and controlled by, the terms of the Plan, as it is now in effect or may be amended from time to time hereafter, which are incorporated herein as if they were set forth in full. Any words or phrases defined in the Plan have the same meanings in this Agreement. Neoprobe will provide you with a copy of the Plan promptly upon your written or oral request made to its Vice President, Finance and CFO.

         10. MISCELLANEOUS. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or termination is sought. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. This Agreement shall be governed by the laws of the State of Delaware.


Please acknowledge your acceptance of this Agreement by signing the enclosed copy in the space provided below and returning it promptly to Neoprobe.


                                     NEOPROBE CORPORATION



                                     By:          /s/ Brent L. Larson
                                          --------------------------------------
                                                    Brent L. Larson
                                               Vice President, Finance &
                                                Chief Financial Officer


Accepted and Agreed to as of
the date first set forth above:



/s/ David C. Bupp
-------------------
Employee Signature



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                              OPTION EXERCISE FORM


The undersigned hereby exercises the right to purchase ________________________ shares of Common Stock of Neoprobe Corporation pursuant to the Option Agreement dated January 4, 2000 under the Neoprobe Corporation 1996 Stock Incentive Plan.


Date: __________________________________        ________________________________
                                                       Employee Signature


________________________________________
Officer Approval


Sign and complete this Option Exercise Form and deliver it to:

                              Neoprobe Corporation
                                 Attn: Treasurer
                              425 Metro Place North
                                    Suite 300
                             Dublin, Ohio 43017-1367

together with the option price in cash by (a) delivery of a certified or cashier's check payable to the order of Neoprobe in such amount, (b) wire transfer of immediately available funds to a bank account designated by Neoprobe or (c) reduction of a debt of Neoprobe to you.